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                     CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                     KARA INTERNATIONAL, INC.



          The undersigned, David N. Nemelka, Jr., President and Secretary of Kara International, Inc., a Nevada corporation (the "Corporation"), does hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Corporation shall be amended as follows:
                         ARTICLE I - NAME
          The name of the Corporation is "International Heritage, Incorporated."
                        ARTICLE IV - STOCK
          The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $0.001 per share. All stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this Corporation shall not be liable to any further call or assessment.
                                II
          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          The number of shares entitled to vote on the amendment was 4,559,761.
                                IV
          The number of shares voted in favor of the amendment was 4,004,000, with none opposing and none abstaining.


                              /s/David N. Nemelka, Jr., President and
                    Secretary



STATE OF UTAH       )
                    )  ss
COUNTY OF UTAH      )

          On the 3rd day of March, 1998, personally appeared before me, a Notary Public, David N. Nemelka, Jr., who acknowledged that he is the President and Secretary of Kara International, Inc., and that he is authorized to and did execute the above instrument.


                              /s/Kim B. Neff
                              NOTARY PUBLIC

     (Notary Seal)